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                                                                   EXHIBIT 10.1


                  AMENDMENT TO LICENSE AND SERVICES AGREEMENT


         THIS AMENDMENT is hereby made and entered into as of the 27th day of September 1999 by and between MEDIRISK OF ILLINOIS, INC., an Indiana corporation doing business as "Caredata" ("Caredata") and HEALTHSOUTH CORPORATION, a Delaware corporation ("Licensee").


                              W I T N E S S E T H:

         WHEREAS, the parties have previously entered into that certain License and Services Agreement dated as of 19 December 1997 (the "Agreement"), and now desire to amend the Agreement upon the terms hereinafter set forth;

         NOW, THEREFORE, for and in consideration of the mutual undertakings of the parties hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1. DEFINITIONS. All terms as used herein shall have the same meaning as given thereto in the Agreement, unless otherwise defined herein.

         2. TERM. The first sentence of Section 3.1 of the Agreement is hereby deleted and replaced with a new first sentence which shall read as follows:

         This Agreement shall have an initial term of two (2) years, commencing 1 January 1998 and expiring 31 December 1999.

         3. RENEWAL. Section 3.2 of the Agreement is hereby deleted.

         4. HOSPITAL-BASED OUTPATIENT PRODUCTS. Section 2 of Attachment "A" to the Agreement, which Attachment is also known as the "Statement of Work," is hereby deleted in its entirety.

         5. DELIVERY OF INPATIENT REPORTS. Notwithstanding anything else in the Agreement, Caredata will prepare and deliver to Licensee, on a timely basis consistent with the timetable set forth in the Statement of Work, the Facility Reports and Corporate Reports referred to in Sections 1.C. and 1.D. thereof, respectively, with respect to the data collected during the third and fourth quarters of 1999. Such reports shall be prepared using statistical models consistently applied from the similar reports with respect to the data from the second quarter of 1999, as corrected and agreed to by Licensee, using industry-standard calculations specifically including, but not limited to, LOS calculations. Effective the date hereof, no other reports or services referred to in Section 1 of the Statement of Work shall be provided by Caredata to Licensee.

         6. DELIVERY OF ORYX REPORTS. Notwithstanding anything else in the Agreement, Caredata will prepare and deliver to JCAHO and Licensee, on a timely basis consistent with the JCAHO timetable set forth in Section 3 of the Statement of Work, ORYX facility reports (as referred to in such Section) with respect to the data collected during the second, third and fourth quarters of 1999 that are accurate and understandable in the currently-utilized format consistent with JCAHO requirements and file and format standards. Caredata will also promptly prepare and provide to Licensee modified written instructions for such reports in a form which is mutually acceptable to both parties. Effective the date hereof, no other reports or services referred to in Section 3 of the Statement of Work shall be provided by Caredata to Licensee.

         7. ACKNOWLEDGEMENT. The parties acknowledge that due to scrivener's error there has never been a Section 4 of the Statement of Work and the current
Section 5 should have been designated Section 4. However, in order to avoid further confusion, the parties agree that no renumbering of these Sections is necessary.


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         8. CUSTOMER SUPPORT. Notwithstanding anything else in the Agreement,
Caredata will continue to support Licensee's facilities as set forth in the Agreement, including a response time of not more that 48 hours with respect to inquiries received from such facilities.

         9. TRANSITION. Caredata acknowledges that Licensee can and shall immediately begin the process of retaining a new vendor to commence providing services to Licensee in place of Caredata, effective 1 January 2000. Caredata shall provide all assistance reasonably requested by Licensee in the transitioning of the service relationship from Caredata to such new vendor, including but not limited to, timely production of data and other information upon request of Licensee. With respect to such transition neither party shall undertake any disparaging conduct directed at the other, and each party (including their respective employees) shall refrain from making any negative or derogatory statements concerning the other with respect to the Agreement or its expiration, the services provided thereunder, or such transition. Licensee shall assign Susan Sheedy and/or her designee as its representative on all transition-related matters. Caredata shall initially assign Damion Ortega and Amy Thomas to deal solely with such transition-related matters, together from time-to-time with such other persons and/or replacements as are reasonably necessary to deal with such matters. Caredata will use reasonable efforts to retain Mr. Ortega and Ms. Thomas during such transition period. Any replacements of Mr. Ortega, Ms. Thomas and/or Jill Engholm in this regard shall be reasonably satisfactory to Licensee. Further, Caredata shall deliver to Licensee contemporaneously with the Corporate Reports for the fourth quarter of 1999 a copy of all Licensee's data not theretofore provided to Licensee, such copy to be in Licensee's desired format.

         10. FEES. Effective the date hereof, and in lieu of any further payment in accordance with the payment structure set forth in Schedule "A" to the Agreement, Licensee shall pay to Caredata the following amounts on the dates indicated:

            AMOUNT                      DUE AND PAYABLE
            ------                      ---------------

            [S]                  [C]
              *                  Upon execution and delivery
                                 of this  Amendment

              *                  3/31/00 (for Q3 1999 reports)

              *                  6/30/00 (for Q4 1999 reports)

         11. EFFECT OF AMENDMENT. Except as hereinabove specifically set forth, the Agreement is not otherwise herein amended. Caredata acknowledges and agrees that it shall continue to hold Licensee harmless in the event of non-compliance with JCAHO requirements that results from the non-performance of Caredata with the requirements of the Agreement. Caredata also hereby specifically ratifies and affirms the terms of Section 9.5 of the Agreement and further acknowledges and agrees that disclosure of data to third parties as permitted thereunder will also be done in a fashion that does not reveal Licensee as the source of the data.

         IN WITNESS WHEREOF, the parties have hereto set their hands under seal contemporaneously with the execution of the foregoing Agreement.


MEDIRISK OF ILLINOIS, INC.                     HEALTHSOUTH CORPORATION



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
BY:       /S/AUTHORIZED SIGNATORY              BY:      /S/ AUTHORIZED SIGNATORY
          -----------------------------                 -------------------------------
          (Signature)                                   (Signature)

NAME:    ______________________________        NAME:    _______________________________

TITLE:   ______________________________        TITLE:   _______________________________
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*  CONFIDENTIAL TREATMENT REQUESTED.